SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):    March 31, 2000

                               2DOBIZ.COM, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)

      NEVADA                       0-27983                     77-0448262
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     (State or other            (Commission                  (IRS Employer
     jurisdiction of            File Number)               Identification No.)
     incorporation)

                122-1020 Mainland Street
           Vancouver, British Columbia, Canada              V6B 2T4
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         (Address of principal executive offices)          (Zip Code)


   Registrant's telephone number, including area code:   (604) 602-2378


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ITEM 4.     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 17, 2000, 2DoBiz.com, Inc., formerly known as Interlock Services, Inc. (the "Company") dismissed Robison, Hill & Co. (the "Former Auditor") as its independent auditor. The Former Auditor's audit reports on the Company's financial statements for the eight months ended August 31, 1999 and for the two years ended December 31, 1998 were included in the Company's Form 10-SB, which was filed on November 8, 1999. The audit report did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principals.

The decision to dismiss the Former Auditor was approved by the Company's Board of Directors. Consequently, following the approval of its Board of Directors, the Company informed the Former Auditor that the Company was dismissing the Former Auditor. On February 8, 2000, the Company engaged as its new independent auditor Pellerin & Associates, LLP (the "New Auditor") to audit the Company's financial statements for the years ended December 31, 1999 and 1998.

There were no disagreements between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing, scope, or procedure. Prior to the engagement of the New Auditor, there were no consultations between the Company and the New Auditor relating to disclosable disagreements with the Former Auditor, how accounting principles would be applied by the New Auditor to a specific transaction, or the type of an opinion the New Auditor might render.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2DoBiz.com, Inc.

Date:     March 31, 2000                           By:  /s/ David Roth
                                                        -----------------------
                                                            David Roth, Ph.D.
                                                        Chief Executive Officer